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                                                                    Exhibit 99.1

                         Report of Independent Auditors

The Board of Directors
Inergy Partners, LLC

We have audited the accompanying balance sheet of Inergy GP, LLC as of September 30, 2002. This balance sheet is the responsibility of Inergy Partners, LLC's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inergy GP, LLC at September 30, 2002, in conformity with accounting principles generally accepted in the United States.

                                      /s/ ERNST & YOUNG LLP

Kansas City, Missouri
November 15, 2002